CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2A of BODISEN BIOTECH, INC. AND SUBSIDIARIES, of our report dated February 22, 2006 on our audits of the financial statements of China Natural Gas, Inc. and subsidiary as of December 31, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

Kabani & Company, Inc.
Los Angeles, California
March 31, 2006